UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report:  July 29, 2020

(Date of earliest event reported)

Timberline Resources Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34055

_____________________________________

Delaware	82-0291227
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

101 East Lakeside Avenue

Coeur d’Alene, Idaho 83814

(Address of principal executive offices, including zip code)

(208) 664-4859

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	TLRS TBR	OTCQB TSX-V

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

SECTION 1 – REGISTRANT’S BUSINESSS AND OPERATIONS

Item 1.02 Termination of a Material Definitive Agreement

On June 28, 2019, Timberline Resources (“Company”) entered into a joint venture with PM&Gold Mines, Inc. (“PM&G” and together with Timberline, the “JV Partners”) whereby the JV Partners formed a limited liability company to conduct operations on the Company’s Lookout Mountain Project in Nevada (the “Project”) pursuant to a limited liability company agreement (the “Agreement”). Pursuant to the Agreement, the Company would contribute the claims that constitute the Lookout Mountain project and adjacent historical Oswego Mine area to the joint venture, and PM&G would expend US$6 million on exploration and development over a 2-year period, $3 million of which was to be expended by June 28, 2020.

On June 28, 2020, PM&G did not meet the required expenditure of $3 million to the Project.  As a result, pursuant to the terms of the Agreement, the Agreement terminated at 11:59pm Coeur d’Alene time on July 28, 2020.  As a result of the termination of the Agreement, the claims that constitute the Lookout Mountain project and adjacent historical Oswego Mine area reverted back to the control of the Company, and PM&G retains no interest in the Project.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIMBERLINE RESOURCES CORPORATION
Date: August 3, 2020	By:	/s/ Steven A Osterberg
Steven A. Osterberg Chief Executive Officer